Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 21, 2008 among SMSA III ACQUISITION CORP., a Nevada corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto as Annex A and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

BACKGROUND

Subject to the terms and conditions set forth in this Agreement and pursuant to the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

 “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county or local), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of New York or in Poznań, Poland are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article 2.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Closing Escrow Agreement” means that certain Escrow Agreement, dated as of the date hereof, among the Investors, Wentworth Securities, Inc., as agent, Thelen Reid Brown Raysman & Steiner LLP, as escrow agent, and the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, including the appurtenant common stock purchase rights thereto, and any securities into which such common stock may hereafter be reclassified.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Thelen Reid Brown Raysman & Steiner LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” means the Schedules to this Agreement.

“Escrow Agent” means Thelen Reid Brown Raysman & Steiner LLP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” has the meaning set forth in Section 3.1(h).

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(o).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor” has the meaning set forth in the Preamble.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Lien” means any lien, charge, encumbrance, security interest, or other charge of any kind.

“Make Good Escrow Agreement” means that certain Make Good Escrow Agreement, dated as of the date hereof, among the Company, Wentworth Securities, Inc., as agent, Halter Financial Group, L.P., the escrow agent identified therein  (the “Make Good Escrow Agent”) and the Make Good Pledgor.

“Make Good Pledgor” means Mr. Mirosław Kranik.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, except for results or consequences attributable to the effects of, or changes in, general economic or capital markets conditions or effects and changes that generally affect the Polish apparel industry, such as regulatory action by the Polish or municipal governments or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means May 31, 2008.

“Per Share Purchase Price” equals $3.12.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registrable Securities” has the meaning set forth in Section 4.2(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued, issuable or transferable to the Investors pursuant to this Agreement.

“Short Sales” include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Closing Escrow Agreement, the Make Good Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE 2.
PURCHASE AND SALE

2.1.

Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount.  The Closing shall take place at the offices of Thelen Reid Brown Raysman & Steiner LLP, 701 Eighth Street, NW, Washington, D.C. 20001 on the Closing Date or at such other location or time as the parties may agree.

2.2.

Closing Deliveries.

(a)

On the date of this Agreement, the Company shall deliver or cause to be delivered to each Investor the Closing Escrow Agreement, duly executed by the Company and the Escrow Agent and the Make Good Escrow Agreement, duly executed by the Company, the Make Good Pledgor and the Make Good Escrow Agent; and at the Closing, or as soon thereafter as is reasonably practicable as to item (i) below, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)

a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor or its nominee;

(ii)

an opinion of Company Counsel in form and substance reasonably satisfactory to the Investors; and

(iii)

an opinion of the Company’s law firm in Poland (which Polish legal opinion shall address, among other things, the legality under Polish law of any reorganizations or legal structures owned by the Company in Poland), in agreed form, addressed to the Investors.

(b)

Each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i)

on the date of this Agreement, the Closing Escrow Agreement, duly executed by such Investor, and the Make Good Escrow Agreement, duly executed by Wentworth Securities, Inc., as agent; and

(ii)

within one Business Day following the date of this Agreement, each Investor shall cause to be delivered to the Escrow Agent, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose in accordance with the terms of the Closing Escrow Agreement.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.

Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Investor as of the date hereof and as of the Closing Date:

(a)

Subsidiaries.  The Company has no direct or indirect Subsidiaries other than as disclosed in Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)

Organization and Qualification.  Except as disclosed in Schedule 3.1(b), each of the Company and each Subsidiary is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and each Subsidiary is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any U.S. law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)

Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more registration statements in accordance with the requirements of this Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act and (iv) those that have been made or obtained prior to the date of this Agreement.

(f)

Issuance of the Shares.  The Shares have been duly authorized and are, or with respect to the Shares to be delivered to the Investors on the Closing Date, when issued and paid for in accordance with the Transaction Documents, will be, duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.

(g)

Capitalization.  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of the date hereof, 7,371,428 shares of Common Stock are issued and outstanding and no shares of preferred stock are outstanding.  There are no shares of Common Stock reserved for issuance under any option or incentive plan.  No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The sale of Shares to the Investors will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) or result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)

Financial Statements.  Set forth on Schedule 3.1(h) are (i) the audited financial statements of the Company for the period from inception of the Company on September 26, 2007 through December 31, 2007 and (ii) the audited consolidated financial statements of the Company’s Subsidiary Sunset Suits S.A. and its Subsidiaries for the fiscal years ended December 31, 2007 and 2006  (the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(i)

Material Changes.  Since the date of the Financial Statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements pursuant to GAAP, (iii) the Company has not altered its method of accounting or the identity of its auditors, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(j)

Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

(k)

Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary.

(l)

Compliance.  Except as disclosed in Schedule 3.1(l), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including all federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in the case of clause (i), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(m)

Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(n)

Title to Assets.  Except as disclosed in Schedule 3.1(n), the Company and the Subsidiaries use, own or have legal right to all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases.

(o)

Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with their respective businesses and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p)

Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.

(q)

Certain Registration Matters.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under the Transaction Documents.  The Company is eligible to register its Common Stock for resale by the Investors under the Securities Act.

(r)

Certain Fees.  Except as described in Schedule 3.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

3.2.

Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)

Organization; Authority.  If such Investor is a business entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each of this Agreement and the Closing Escrow Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)

Investment Intent.  Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view towards, or resale in connection with, a public sale or distribution of such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.  Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c)

Investor Status.  At the time such Investor was offered the Shares, it was an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker dealer under Section 15 of the Exchange Act.

(d)

General Solicitation.  Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio.

(e)

Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)

Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including any Short Sales involving the Company’s securities) since the time that such Investor was first contacted by the Company regarding the investment in the Company contemplated by this Agreement.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)

Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.  Such Investor confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(h)

Regulation S.  Such Investor (i) acknowledges that the certificate(s) representing or evidencing the Shares contain a customary restrictive legend restricting the offer, sale or transfer of any Shares except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Investor of Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Shares was made to such Investor outside of the United States, and such Investor was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Shares in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Section 902(a) and 902(c), respectively, of Regulation S), (vi) has purchased the Shares for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Shares specified on Annex A opposite his name and has not pre-arranged any sale with a purchaser in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, each Investor understands that the statutory basis for the exemption claimed for the sale of the Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.

Compliance with Securities Laws.

(a)

Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Shares, other than pursuant to an effective registration statement, pursuant to Rule 144, or to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Shares by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Shares.

(b)

Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.  Except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)

Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.1(b)):

(i)

following a sale or transfer of such Shares pursuant to an effective registration statement, or

(ii)

following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or

(iii)

while such Shares are eligible for sale under Rule 144 without restriction.

4.2.

Registration Obligation.

(a)

The Company shall file a registration statement as soon as commercially reasonable, but in any event within forty-five (45) days, on Form S-1, or such other form that is appropriate, covering the resale of the Shares (the “Registrable Securities”).  The Company will use commercially reasonable efforts to cause such registration statement to become effective within one hundred thirty-five (135) days of its initial filing.

(b)

If at any time prior to the one (1) year anniversary of the Closing Date, the Company or any stockholder of the Company proposes to register any of its Common Stock or any securities convertible into Common Stock under the Securities Act (other than pursuant to an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan or registration of securities in connection with a business combination transaction) and the registration form to be used may be used by the Company for the registration of the Registrable Securities, the Company shall give prompt written notice to the Investors of its intention to effect such a registration and shall, if commercially practicable, include in such registration statement all Registrable Securities with respect to which the Company has received written request from the Investors for inclusion therein within ten (10) days after the date of sending of such notice to the Investors.

(c)

In connection with any registration, the Company will:

(i)

prepare and file with the Commission a registration statement in a commercially reasonable time with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the Investors;

(ii)

prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the such time as all of such securities have been disposed of in a public offering;

(iii)

furnish to the Investors such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Investors may reasonably request;

(iv)

register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Investors shall reasonably request (provided, however, that it shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process);

(v)

furnish, at the request of the Investors, a legal opinion of the counsel representing the Company for the purposes of such registration, addressed to the Investors, in customary form and covering matters of the type customarily covered in such legal opinions;

(vi)

otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of such registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(vii)

notify the Investors, at any time when the offering documents include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Investors, prepare and furnish to such person(s) such reasonable number of copies of any amendment or supplement to the offering documents as may be necessary so that, as thereafter delivered to the Investors of such shares, such offering documents shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to deliver to Investors of any other securities of the Company included in the offering copies of such offering documents as so amended or supplemented;

(viii)

keep the Investors informed of the Company’s best estimate of the earliest date on which the offering documents will become effective, and promptly notify the Investors of (A) the effectiveness of such offering documents, (B) a request by the Commission for an amendment or supplement to such offering documents, (C) the issuance by the Commission of an order suspending the effectiveness of the offering documents, or of the threat of any proceeding for that purpose, and (D) the suspension of the qualification of any securities to be included in the offering documents for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and

(ix)

before filing any offering documents (including any documents incorporated by reference therein), the Company shall furnish to one counsel, if any, designated by the Investors, copies of all such offering documents, which offering documents shall be subject to the review of such counsel and, where feasible, the Company shall make such changes in the offering documents as are reasonably requested by such counsel.

(d)

All registrations (piggyback or otherwise) made by the Investors will be made solely at the Company’s expense, other than (i) if an underwritten offering is consented to by the Company, the underwriters’, broker-dealers’ and placement agents’ selling discounts, commissions and fees relating to the sale of the Investors’ securities, (ii) any costs and expenses of counsel, accountants or other advisors retained by the Investors and (iii) all transfer, franchise, capital stock and other taxes, if any, applicable to the Investors’ securities which shall be paid by the Investors.

(e)

In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Investor holding such Registrable Securities, such Investor's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Investor or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Investor or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation of any applicable securities laws, and in each of the foregoing circumstances shall reimburse such Investor or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Investor or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use therein.

(f)

In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Investor holding Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act and any other Investor against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue statement or omission is (A) made in reliance on and in conformity with any information furnished in writing by such Investor to the Company concerning such Investor specifically for inclusion in the offering documents relating to such offering, and (B) is not corrected by such Investor and distributed to the Investors within a reasonable period of time.  Notwithstanding the provisions of this Section 4.2(f), no Investor shall be required to indemnify any person pursuant to this Section 4.2(f) or to contribute pursuant to Section 4.2(g) below in an amount in excess of the amount of the aggregate net proceeds received by such Investor in connection with any such registration under the Securities Act.

(g)

If the indemnification provided for above from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.3(g) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h)

In order to permit the Investors to sell the Registrable Securities, if so desired, pursuant to any applicable resale exemption under applicable securities laws and regulations, the Company shall:

(i)

comply with all rules and regulations of the Commission in connection with use of any such resale exemption;

(ii)

make and keep available adequate and current public information regarding the Company;

(iii)

file with the Commission in a timely manner, all reports and other documents required to be filed under the Securities Act, the Exchange Act, or other applicable securities laws and regulations;

(iv)

furnish to the Investors copies of annual reports required to be filed under the Exchange Act and other applicable securities laws and regulations; and

(v)

furnish to the Investors, upon written request (A) a copy of the most recent quarterly report of the Company and such other reports and documents filed by the Company with the Commission and (B) such other information as may be reasonably required to permit the Investors to sell pursuant to any applicable resale exemption under the Securities Act or other applicable securities law and regulations, if any.

(i)

All rights of the Investors under this Section 4.2 are unique to and limited to the Investors and may not be transferred or inure to the benefit of the Investors’ successors and assigns or any other transferee who obtains Registrable Securities.

4.3.

Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

4.4.

Publicity.  The Company may issue press releases disclosing the transactions contemplated hereby and the Closing.  In addition, the Company will make such filings and notices in the manner and time required by the Commission.

4.5.

Use of Proceeds.  The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes, acquisitions and/or capital expenditures.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.

Conditions Precedent to the Obligations of the Investors to Purchase Shares.  The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)

Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)

Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)

Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(f)

Opinion of Company Counsel.  The Investors shall have received an opinion of counsel to the Company in form and substance reasonably satisfactory to the Investors;

(g)

Waiver.  The Company shall have received a waiver of any and all rights of first refusal applicable to the transactions contemplated hereby; and

(h)

Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2.

Conditions Precedent to the Obligations of the Company to sell Shares.  The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)

Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)

Investors Deliverables.  Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b);

(e)

Waiver.  The Company shall have received a waiver of any and all rights of first refusal applicable to the transactions contemplated hereby; and

(f)

Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1.

Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance and/or transfer of the Shares.

6.2.

Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:

SMSA III Acquisition Corp.

c/o Sunset Suits S.A.
Ul. Garbary 57

61-758 Poznań

Poland
Facsimile: 48-61-642-4053
Attention:  Mr. Mirosław Kranik

With a copy to:

Thelen Reid Brown Raysman & Steiner LLP

701 8th Street NW

Washington, D.C. 20001

Facsimile:  (202) 508-4321

Attn.:  Louis A. Bevilacqua, Esq.

If to an Investor:

To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4.

Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares subscribed for by Investors (excluding any Investors that are Affiliates of the Company).  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

6.5.

Termination.  This Agreement may be terminated prior to Closing:

(a)

by written agreement of an Investor (as to itself but no other Investor) and the Company; or

(b)

by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors.  Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6.

Construction; Interpretation.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.  The words “including,” “include” and other words of similar import shall be deemed to be followed by the words “without limitation.”

6.7.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the Investors.

6.8.

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10.

No Survival.  The representations, warranties, agreements and covenants contained herein shall not survive the Closing and the delivery of the Shares.

6.11.

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.

Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14.

Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.15.

Foreign Language Translation.  This Agreement is being executed both in English and in a foreign language.  If any ambiguity or vagueness arises between the English language version and the foreign language version or if there is any inconsistency or conflict between the two versions, the English language version will control.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SMSA III ACQUISITION CORP.

By:
Name: Mirosław Kranik
Title: Chief Executive Officer and President

[SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By:
Name:
Title:
Investment Amount: $

Tax ID No.:

ADDRESS FOR NOTICE
c/o:
Street:
City/State/Zip:
Attention:
Tel:
Fax:

DELIVERY INSTRUCTIONS
(if different from above)
c/o:
Street:
City/State/Zip:
Attention:
Tel:

Annex A

Schedule of Buyers

Name and Address	Investment Amount ($)	Allocation Shares
ALPEX Sp. z.o.o. Parkowa 8 58-302 Wałbrzych Poland	295,000	94,551
Frantisek Ampapa V Zatiší 298/9 58601 Jihlava 1 Czech Republic	200,000	64,103
Jerzy Andrzejak Polna 20 Wolsztyn 64-200 Poland	200,000	64,103
Lajos Bako Sertekapu u. 24 3300 Eger Hungary	200,000	64,103
Ladislav Bobiš Robotnická 16 831 03 Bratislava Slovakia	201,010	64,426
Jan Bürger Kněžská 4/418 370 01 České Budějovice Czech Republic	300,000	96,154
Krzysztof Busma ul. Konduktorska 3B/29 Warszawa 00-775 Poland	50,000	16,026
Carmentia Finance Limited Revoluční 13 Praha 1 Czech Republic	250,000	80,128
Irena Olimpia Chlebicka Gwarecka 25/1 Ruda Slaska 41-705 Poland	50,000	16,026

Name and Address	Investment Amount ($)	Allocation Shares
Juraj Dančišin Opatovská Cesta 25A 040 01 Košice Slovakia	150,000	48,077
Dana Danková Na Neklamce 16 Praha 5 Czech Republic	400,000	128,205
György Darida Petofi Sándor utca 13 Szarvas 5540 Hungary	400,000	128,205
Zbigniew Demidowicz Wyganowska 18H 03-085 Warszawa Poland	100,000	32,051
László Dudás Szadai út. 2 Veresegyhaz 2112 Hungary	245,000	78,526
Érdi Ferenc Mohái út 18 1113 Budapest Hungary	200,000	64,103
Zdeněk Hochman Jůzlova 3629 Havlíčkův Brod Czech Republic	200,000	64,103
Karel Hruška Rejskova 2369/11 Praha 2 Czech Republic	200,000	64,103
Krzysztof Kaczmarek Jagodowa 49 62-090 Rokietnica-Bytkowo Poland	130,000	41,667

Name and Address	Investment Amount ($)	Allocation Shares
Bogusław Kajdrys Zielona 25E 05-092 Łomianki Poland	200,000	64,103
Kapp-Kapital EST. Boglárka u.1 5000 Szolnok Hungary	400,000	128,205
Zygmunt Karski Podmiejska 19 01-498 Warszawa Poland	370,000	118,590
Sławomir Konarski Žyrardow 96-300 Browarna 2 Poland	200,000	64,103
Gábor Kormos Petofi u.8 Sajosenye 3712 Hungary	200,000	64,103
József Kovács Templom u. 6 H-8600 Siófok Hungary	150,000	48,077
Sławomir Krakowiak Jarocin 123 37-405 Jarocin Poland	180,000	57,692
Henryk Krauzy Pod Lasem 79 44-210 Rybnik Poland	200,000	64,103
Zbigniew Kreczko Puncowska 134 B Cieszyn 43-400 Poland	100,000	32,051

Name and Address	Investment Amount ($)	Allocation Shares
KROC Kft. Hüvösvölgyi út 18 Budapest 1021 Hungary	200,000	64,103
Janusz Krzesinski Krakowska 49 268 00 Bialobrzegi Poland	200,000	64,103
Krzysztof Krzyczkowski Ks. Piotra Skargi 10 Legionowo 05-120 Poland	85,000	27,244
Lubomír Kubánek Veternó 4 926 01 Sereď Slovakia	240,000	76,923
Jaroslava Kubešová Janáčkova 719 513 01 Semily 1 Czech Republic	195,000	62,500
Jarosław Lazur Lustrzana 6 13-420 Warszawa Poland	200,000	64,103
Vladimír Lein Václavské nám. 48 Praha 1 Czech Republic	200,000	64,103
Tomasz Lewandowski Niepodległości 15/11 14-200 Iława Poland	210,000	67,308
Wojciech Lis Kalinowszczyna 12/19 Lublin 20-129 Poland	100,000	32,051

Name and Address	Investment Amount ($)	Allocation Shares
Jan Liszkiewicz Wielicka 91/37 30-552 Kraków Poland	150,000	48,077
Artur Piotr Maciejczyk Jana Kochanowskiego 23/A Radom 26-600 Poland	50,000	16,026
Rostislav Mareček Komenského 536/28 350 02 Cheb Czech Republic	793,000	254,167
Vladimír Matejčík Tajov 221 976 34 Tajov Slovakia	145,000	46,474
Ksawery Najda Kochanowskiego 57/8 43-410 Zebrzydowice Poland	340,000	108,974
Rudolf Očenáš Polǒvnícka 10 974 06 Banská Bystrica Slovakia	150,000	48,077
Marian Okoń Sobieskiego 62 05-520 Konstancin Jeziorna Poland	100,000	32,051
Marcin Osiadacz Słowackiego 23 Kozienice 26-900 Poland	50,000	16,026
Jan Padrnos Podlužanská 1875 19016 Praha 9 Czech Republic	196,000	62,821

Name and Address	Investment Amount ($)	Allocation Shares
Eugeniusz Paprota Kasztanowa 27 Miedzyrzec Podl 21-560 Poland	120,000	38,462
Peter Pavlo Kuzmányho 21 040 01 Košice Slovakia	250,000	80,128
Pavel Pěkný Trojanova 16 120 00 Praha 2 Czech Republic	150,000	48,077
Štefan Petergáč Matejkova 28 841 05 Bratislava Slovakia	280,000	89,744
Slawomir Andrzej Piecka Modrzewiowa 4 A 94-020 Płock Poland	300,000	96,154
Ivan Plichta Zg. Vrbického 4291/18 03101 Lipt.Mikuláš Slovakia	449,990	144,228
Pavol Polakovič Palkovičova 245/11 821 08 Bratislava Slovakia	150,000	48,077
Zbigniew Polatyński Stokłosy 7m4 02-787 Warszawa Poland	200,000	64,103
Roland Sebestyen Viola köz 2 2336 Budapest Hungary	200,000	64,103

Name and Address	Investment Amount ($)	Allocation Shares
Martin Šedivý K Habrovce 669/7 140 00 Praha 4 Czech Republic	200,000	64,103
Stanislav Šíma Novy Malin 623 Novy Malin 788 03 Czech Republic	250,000	80,128
František Šimka Police 127 675 34 Police u Jemnice Czech Republic	50,000	16,026
František Šlehofer Milevská 1105/22 140 00 Praha 4 Czech Republic	180,000	57,692
SOFT ELEKTRONIK S.P. z.o.o. ul. Jagiellonska 67 70-382 Szczecin Poland	750,000	240,385
Wojciech Strep Górna 13 21-560 Miedzyrzec Podlaski Poland	200,000	64,103
Petr Švejnoha Plzenska 213 150 00 Praha 5 Czech Republic	250,000	80,128
Małgorzata Świetosławska Długoszyńska 26 D 43-605 Jaworzno Poland	1,000,000	320,513
Daniusz Szaraniec Przyjaźni 10 26-910 Magnuszew Poland	150,000	48,077

Name and Address	Investment Amount ($)	Allocation Shares
Karel Sztogrýn Marie Cibulkové 342/36 140 00 Praha 4 Czech Republic	150,000	48,077
Henryk Szubstarski Jana Pawła II 16/53 14-100 Ostróda Poland	50,000	16,026
Małgorzata Szymańska Surowieckiego W. 4m27 02-785 Warszawa Poland	195,000	62,500
Wacław Tomaszewski Platev 19-21 85-664 Bydgoszcz Poland	200,000	64,103
Trídens KFT. Tínódí n.40 4030 Debrecen Hungary	300,000	96,154
Krzystof Paweł Urbaniec Wesoła 9 42-240 Rudniki Poland	100,000	32,051
Béla Varga Attila u. 17 3170 Szécsény Hungary	200,000	64,103
Štefan Vodný Pod Záhradami 2455/62 841 02 Bratislava Slovakia	300,000	96,154
TOTALS:	$16,000,000.00	5,128,217